EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of stock of Mobia Medical, Inc.

EXECUTED this 18th day of May, 2026.

SYNAPSE INVESTMENT, LP

By:	SYNAPSE INVESTMENT PARTNERS I, LP General Partner

	By:	SYNAPSE INVESTMENT PARTNERS, LLC General Partner

By: *
Sasha Keough
General Counsel and Chief Compliance Officer

SYNAPSE INVESTMENT PARTNERS I, LP

By:	SYNAPSE INVESTMENT PARTNERS, LLC General Partner

By: *
Sasha Keough
General Counsel and Chief Compliance Officer

SYNAPSE INVESTMENT PARTNERS, LLC

By: *
Sasha Keough
General Counsel and Chief Compliance Officer

                                        *

Simeon George, M.D.

*/s/ Sasha Keough

Sasha Keough

As attorney-in-fact

This Agreement relating to Schedule 13G was executed by Sasha Keough on behalf of the individual listed above pursuant to a Power of Attorney, a copy of which is attached hereto as Exhibit 2.